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                             LEASE AMENDMENT NO. 1


        THIS LEASE AMENDMENT NO. 1 (the "AMENDMENT") is made and entered as of March ___, 2000, by and between COLLINS CROSSING, LTD., a Texas limited partnership ("LANDLORD"), and INET TECHNOLOGIES, INC., a Delaware corporation ("TENANT"). All terms used herein and not otherwise defined shall have the meanings ascribed to them in the hereinafter defined Lease.

                             W I T N E S S E T H:

        WHEREAS, Landlord and Tenant entered into that certain Lease dated January ___, 2000 (the "LEASE"), said Lease covering certain premises described as Suite Nos. 100, 200, 800, 900, 1000, and 1100 and containing 162,402 rentable square feet (the "EXISTING PREMISES"), located in the office building on the land containing approximately 5.3394 acres located in Richardson, Dallas County, Texas, and whose street address is 1500 N. Greenville Avenue, Richardson, Dallas County, Texas (the "BUILDING"); and

        WHEREAS, pursuant to EXHIBIT H of the Lease (Must-Take Expansion Obligation), Tenant desires to additionally lease from Landlord the entire seventh (7th) floor of the Building (Suite 700), containing 27,697 rentable square feet (the "ADDITIONAL PREMISES"), and Landlord desires to lease to Tenant the Additional Premises on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, for and in consideration of the foregoing recitals, Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1.      ADDITIONAL PREMISES; TENANT'S PROPORTIONATE SHARE.   Landlord
hereby leases to Tenant, and Tenant hereby leases from Landlord, the Additional Premises on the terms and conditions of the Lease, as modified hereby. From and after the Effective Date (as hereinafter defined) and throughout the Term, (a) the term "PREMISES", as used in the Lease, shall refer collectively to the Existing Premises and the Additional Premises, except as herein otherwise provided, and (b) Tenant's Proportionate Share shall be increased to 63.1795%, which is the percentage obtained by dividing the rentable square feet in the Premises (190,099) by the number of rentable square feet in the Building (300,887).

        2. TERM; ACCEPTANCE. The Term for the Additional Premises shall commence on August 1, 2000 (the "EFFECTIVE DATE") and shall be coterminous with the Term for the Existing Premises (the "ADDITIONAL PREMISES TERM"). If the Completion Date as to the Additional Premises has not occurred by August 1, 2000 due to Landlord's Delays, then (a) Tenant's obligation to pay Rent as to the Additional Premises shall be waived for the number of days that the Completion Date as to the Additional Premises is delayed beyond the August 1, 2000 due to Landlord's Delays, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Additional Premises when Landlord tenders possession thereof to Tenant. By occupying the Additional Premises, Tenant shall be deemed to have accepted the Additional Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within ten
(10) days after Landlord has requested same, a letter confirming (1) the Effective Date, (2) that Tenant has accepted the Additional Premises, and (3) that Landlord has performed all of its obligations with respect to the Additional Premises (except for punch-list items specified in such letter).

        3. BASIC RENTAL. The annual Basic Rental for the Additional Premises shall be as follows:


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  08/01/00 - 09/30/00: $0.00 per rentable square foot
  10/01/00 - 06/30/05: an annual Basic Rental of $22.00 per rentable square foot 07/01/05 - 06/30/10: an annual Basic Rental of $24.00 per rentable square foot

In addition, Tenant shall pay its Proportionate Share of Electrical Costs and Excess with respect to the Additional Premises.

        4. EXPENSE STOP. The Expense Stop for the Additional Premises shall be 2000 base year.

        5.      TENANT FINISH WORK; CONSTRUCTION ALLOWANCE.   Landlord shall
provide to Tenant a Construction Allowance for the Additional Premises in the same amount per rentable square foot in the Additional Premises as is set forth in EXHIBIT D (Tenant Finish-Work: Allowance) of the Lease with respect to the Existing Premises, and the work for the Additional Premises (the "ADDITIONAL PREMISES WORK") shall be performed generally as provided in EXHIBIT D (Tenant Finish-Work: Allowance) of the Lease.

        6. BROKERAGE. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment or the Lease other than Trammell Crow Dallas/Fort Worth, Inc. and The Staubach Company. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party. The commissions of the Staubach Company shall be paid by Landlord if, as, and when required pursuant to the commission agreement attached as EXHIBIT N to the Lease.

        7. RATIFICATION. Landlord and Tenant hereby ratify and affirm the Lease and agree that the Lease is and shall remain in full force and effect, except as expressly amended hereby.

        8. MISCELLANEOUS. This Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns; may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument; and shall be governed by the laws of the State of Texas.


                           [Signature Page Follows]


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        EXECUTED as of the date first above written.

LANDLORD:                               COLLINS CROSSING, LTD.,
                                        a Texas limited partnership

                                        By: TCDFW-Collins Crossing, Ltd.,
                                            a Texas limited partnership,
                                            its general partner

                                            By: TCDFW #1, Inc.,
                                                a Delaware corporation,
                                                its sole general partner



                                                By: ___________________________
                                                Name: _________________________
                                                Title: ________________________


TENANT:                                 INET TECHNOLOGIES, INC.,
                                        a Delaware corporation


                                        By:  __________________________________
                                        Name:  ________________________________
                                        Title:  _______________________________


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